Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-64102

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED SEPTEMBER 24, 2001



                              E*TRADE GROUP, INC.

           $325,000,000 6.75% Convertible Subordinated Notes Due 2008
                                      and
          Shares of Common Stock Issuable Upon Conversion of the Notes


     The information contained in the table appearing under the heading "Selling Securityholders" on pages 40-42 of the prospectus with respect to the selling securityholders named below is hereby amended as follows:

                                                                                             Number of    Number of
                                                          Principal                          Shares of    Shares of   Percentage
                                              Principal    Amount   Percentage   Number of    Common       Common      of Common
                                 Principal    Amount of   of Notes   of Notes    Shares of     Stock        Stock        Stock
                                 Amount of      Notes      Owned      Owned       Common     Registered     Owned        Owned
                                   Notes      Registered   After      After       Stock       for Sale      After        After
                                Beneficially   for Sale   Offering   Offering  Beneficially    Hereby     Offering     Offering
Name of Selling Securityholder     Owned        Hereby       (1)        (1)      Owned (2)     (1)(2)      (1)(2)      (1)(2)(3)
------------------------------  ------------  ----------  --------- ---------- ------------  ----------   ---------   ----------
Bankgesellschaft Berlin AG        2,000,000    2,000,000      --        *         183,066      183,066         --          *

CRT Capital Group, LLC            2,000,000    2,000,000      --        *         183,066      183,066         --          *

Tribeca Investments, LLC         25,000,000   25,000,000      --        *       2,288,330    2,288,330         --          *

Other holders of notes or
future transferees, pledgees,
donees or successors of any
holders(4)                        1,295,000    1,295,000      --        *         118,535      118,535         --          *


     Investing in our notes and common stock involves risks. See "Risk Factors" included in the prospectus beginning on page 4 of the prospectus.

                        -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------



===============================================================================

             The date of this prospectus supplement is May 14, 2002